Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696  Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FOURTH QUARTER AND YEAR-END 2016 FINANCIAL RESULTS

NEWS RELEASE

Highlights:

•	Net revenues of $9,000,000 for the quarter ended December 31, 2016
	o	A year over year increase of $1,075,000, or 14%, over the same period 2015
	o	A sequential increase of $661,000, or 7.9%, over the third quarter ended September 30, 2016, representing the 4th sequential quarter of increased revenues
•	$410,000 Insurance claim settlement proceeds, net of legal fees
•	Creation of the Embedded Solutions segment with the completion of the CommAgility acquisition, which signed and closed on February 17th, 2017
•	2016 Year-end backlog of firm orders of $4,000,000
	o	An increase of $1,500,000 million, or 60%, over the backlog of firm orders at year-end December 31, 2015

March 20, 2017

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE MKT: WTT) (the “Company”) announced today results for the fourth quarter and twelve months ended December 31, 2016.

For the quarter ended December 31, 2016, the Company reported consolidated net revenues of $9,004,000, compared to $7,929,000 for the same period in 2015, an increase of 14%. For the twelve months ended December 31, 2016, the Company reported consolidated net revenues of $31,327,000 compared to $33,109,000 for the same period in 2015, a decrease of 5%.

For the quarter ended December 31, 2016, net revenues in the Network Solutions segment were $5,003,000, compared to $4,827,000 for the same period in 2015, an increase of 3.6%. For the twelve months ended December 31, 2016, net revenues in the Network Solutions segment were $20,199,000 compared to $21,535,000 for the same period in 2015, a decrease of 6.2%.

For the quarter ended December 31, 2016, net revenues in the Test & Measurement segment were $4,002,000, compared to $3,102,000 for the same period in 2015, an increase of 29%. For the twelve months ended December 31, 2016, net revenues in the Test & Measurement segment were $11,128,000 compared to $11,574,000 for the same period in 2015, a decrease of 3.9%.

The Company also reported consolidated gross profit of $3,280,000, or 36.4%, for the quarter ended December 31, 2016, compared to $3,774,000, or 47.6%, for the same period in 2015. Consolidated gross profit was $13,162,000, or 42.0%, for the year ended December 31, 2016, compared to $14,828,000, or 44.8%, for the same period in 2015. 2016 gross profit was negatively impacted by $800,000 of increased inventory obsolescence charges as compared to 2015, which included a change in accounting estimate.

In the fourth quarter, the Company changed its accounting for its inventory obsolescence reserves from a specific identification method to a usage based method which resulted in a $550,000 charge in the fourth quarter of 2016. The Company also recorded a charge of $120,000 in the fourth quarter, related to the disposal of inventory in that period. During the nine months ending September 30, 2016, the Company had also increased its inventory obsolescence reserves by $200,000. In total, the Company recorded inventory obsolescence charges of $870,000 in 2016 which represented an increase of approximately $800,000 over 2015.

Gross profit in the Network Solutions segment was $8,443,000, or 41.8%, for the year ended December 31, 2016, compared to $9,171,000, or 42.6%, for the same period in 2015. Gross profit in the Test & Measurement segment was $4,719,000, or 42.4%, for the year ended December 31, 2016, compared to $5,657,000, or 48.9%, for the same period in 2015. The decreases in gross profit reflect the increased inventory obsolescence charges discussed above. The Network Solutions segment 2016 gross profit included a charge of $248,000 for the accounting changes related to inventory reserves and the Test & Measurement segment 2016 gross profit included a charge of $302,000 related to accounting changes for inventory reserves.

For the quarter ended December 31, 2016, the Company reported consolidated operating expenses of $4,822,000, compared to $3,677,000 for the same period in 2015, an increase of $1,145,000. For the twelve months ended December 31, 2016, the Company reported consolidated operating expenses of $15,710,000, compared to $14,081,000 for the same period in 2015, an increase of $1,629,000. Included in 2016 operating expenses is $1,504,000 of higher G&A expenses which reflect $1,208,000 of expenses related to our M&A activities as well as $386,000 of higher stock compensation expense.

The Net loss for the quarter-ended December 31, 2016 was ($1,159,000), compared to $24,000 of net income for the same period in 2015. The net loss for the year-ended December 31, 2016 was ($1,832,000) compared to $377,000 of net income for the year-ended December 31, 2015. The 2016 net loss included $800,000 of increased inventory obsolescence charges related, in part, to a change in accounting estimate, $1,208,000 of expenses in connection with the Company’s M&A activities which were primarily professional fees, and an insurance settlement gain of $410,000, net of legal fees.

Non-GAAP Adjusted EBITDA for the quarter ended December 31, 2016 was a $(278,000) loss, compared to $287,000 of earnings for the same period in 2015. Non-GAAP Adjusted EBITDA for the year ended December 31, 2016 was $0, compared to a $1,631,000 of earnings for the same period in 2015.

The decrease in non-GAAP Adjusted EBITDA from 2015 is attributable to the $1,782,000 decrease in revenues and an increase of $800,000 of inventory obsolescence costs previously mentioned.

The Company defines EBITDA as its net earnings before interest expense, provisions for taxes, depreciation expense and amortization expense. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, insurance settlement gains, M&A expenses and other non-recurring costs. A reconciliation of net income to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company’s consolidated backlog of firm orders to be shipped in the next twelve months was approximately $4,000,000 at December 31, 2016, an increase of $1,500,000 compared to approximately $2,500,000 at December 31, 2015.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “In many respects, 2016 was a challenging year and the Company managed through an environment of decreasing revenues and unexpected declines in customer order flow. However, there were also a number of positive milestones accomplished in the second half of the year and early in 2017 which we expect will improve our revenue and profitability outlook during 2017 which included the following:

•	We realized improving customer orders in the second half of 2016 which increased to $18 million as compared to $15 million of customer orders in the first half of 2016, leading to sequentially improving quarters of revenue in 2016 and an increase of $1.5 million in our backlog of firm orders entering 2017.
•	We successfully launched an on-line customer portal in September 2016 to improve our customer experience and ease of doing business.
•	We launched and announced our new salt-fog and GPS repeater product lines in January 2017 reflecting successful 2016 R&D investments.
•	We upgraded our executive team with a new CFO in January 2017.
•	We brought to closure and realized $410,000 of net proceeds from a favorable insurance claim in December 2016.
•	We successfully closed the acquisition of CommAgility Limited (“CommAgility”) which was announced in February 2017.”

Mr. Whelan continued, “We are excited about our opportunity in 2017 with the improved pacing of order flow from customers, our new product launches, and our positioning with the CommAgility acquisition which we announced in February 2017 and created our new Embedded Solutions segment. The combination of our new products and capabilities of the CommAgility embedded technology solutions positions the Company to benefit from growth opportunities expected from broad LTE/5G investments which we believe will be a multi-year investment cycle and benefit the Company over the longer term. We are also pleased with the progress we have made to strengthen the Company’s shared values guiding our decision making, which is aligned with a strengthened commitment to improved financial performance to drive shareholder value in 2017.”

The Company expects the following for the combined Network Solutions and Test & Measurement segments in the quarter ended March 31, 2017:

•	Revenue between $8.0 million - $8.5 million
•	Gross margins between 45-46%
•	Non-GAAP operating expenses between $3.6 and $3.8 million (specifically, the Company’s GAAP operating expenses, less depreciation expense, amortization expense, stock compensation expense, restructuring charges, CommAgility M&A costs, and integration expenses, which cannot be itemized with particularity for reconciliation to the comparable GAAP measure at this time).

For the full year 2017, the Company expects the Embedded Solutions segment will contribute at or above the minimum earn-out eligibility of $2.5 million of non-GAAP EBITDA, adjusted as provided in the CommAgility Share Purchase Agreement, as compared to $2.2 million of non-GAAP EBITDA, as so adjusted, for CommAgility’s year ended September 30, 2016, as previously disclosed. The Company’s preliminary estimated range of the earn-out liability for the 2017 performance period is between $750,000 and $1,500,000. The Company cannot at this time provide a reconciliation of the expected Embedded Solutions 2017 non-GAAP adjusted EBITDA to the most comparable expected GAAP financial measure of segment net income primarily because the Company has not yet completed work required for application of fair value accounting and the conversion of UK GAAP to US GAAP. The Company’s first quarter financial results will reflect inclusion of the results of the Embedded Solutions segment for the stub period from the closing date of February 17, 2017 through the end of the quarter.

Contact: Mike Kandell

(973) 386-9696

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company views Adjusted EBITDA as an important indicator of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The Company believes that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, statements regarding revenue and profitability of the Company in 2017, the success of new product lines, operating results for the Company’s combined Network Solutions and Test & Measurement segments in the quarter ending March 31, 2017 and the 2017 CommAgility financial contribution and earn-out. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the Company’s ability to successfully integrate acquired businesses, the ability to attract and retain management and other key employees, fluctuations between the dollar and British pound, compliance with changing laws and regulations, the ability of management to successfully implement the Company’s business plan and strategy, product demand and development of competitive technologies in the Company’s market sector, the impact of competitive products and pricing, the loss of any significant customers of the Company, the Company’s ability to protect its intellectual property rights, the effects of adoption of newly announced accounting standards, the effects of economic conditions generally and trade, legal and other economic risks, as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton Electronics, CommAgility, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal analyzers, signal processing modules, LTE PHY and stack software, power splitters and combiners, GPS repeaters, public safety monitors, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

See following Selected Financial Results

Wireless Telecom GroupINC.

25 Eastmans Road Parsippany, NJ 07054

Tel. (973) 386-9696  Fax (973) 386-9191

	Three Months Ended December 31		Twelve Months Ended December 31
	Unaudited
	2016	2015	2016	2015
NET REVENUES	$9,003,906	$7,928,963	$31,326,727	$33,109,106

Cost of Revenues	5,724,156	4,154,434	18,164,973	18,281,232

GROSS PROFIT	3,279,750	3,774,529	13,161,754	14,827,874
	36.4%	47.6%	42.0%	44.8%
Operating Expenses
Research and Development	1,003,190	1,057,793	4,046,106	3,957,274
Sales and Marketing	1,492,808	1,247,808	5,196,331	5,159,805
General and Administrative	2,325,906	1,370,909	6,467,426	4,963,756
Total Operating Expenses	4,821,904	3,676,510	15,709,863	14,080,835

Operating (Loss) Income	(1,542,154)	98,019	(2,548,109)	747,039

Other income/(expense)	443,014	(21,505)	363,851	(24,418)

Income/(loss) before taxes	(1,099,140)	76,514	(2,184,258)	722,621

Tax Provision/(Benefit)	60,175	52,831	(352,234)	345,940

Net (Loss)/Income	$(1,159,315)	$23,683	$(1,832,024)	$376,681

Net (Loss)/Income per common share:
Basic	$(0.06)	$0.00	$(0.10)	$0.02
Diluted	$(0.06)	$0.00	$(0.10)	$0.02

Weighted average shares outstanding:
Basic	18,506,540	19,440,000	18,464,022	19,335,768
Diluted	19,451,686	19,895,000	19,170,322	20,322,017

	December 31,
	2016	2015
CURRENT ASSETS
Cash & cash equivalents	$9,350,803	$9,726,007
Accounts Receivable - net of allowance for doubtful accounts of $10,749 and $105,568 respectively	5,183,869	5,451,161
Inventories - net of reserves of $1,549,089 and $1,110,288, respectively	8,452,751	8,068,728
Prepaid expenses and other current assets	866,035	586,889

TOTAL CURRENT ASSETS	23,853,458	23,832,785

PROPERTY PLANT AND EQUIPMENT - NET	2,166,566	1,742,888

OTHER ASSETS
Goodwill	1,351,392	1,351,392
Deferred Income Taxes	7,403,600	7,013,929
Other	660,119	765,330

TOTAL OTHER ASSETS	9,415,111	9,130,651

TOTAL ASSETS	35,435,135	34,706,324

CURRENT LIABILITIES
Accounts payable	$2,986,797	$1,046,651
Accrued expenses and other current liabilities	673,067	648,010
Equipment Lease Payable	0	73,760

TOTAL CURRENT LIABILITIES	3,659,864	1,768,421

LONG TERM LIABILITIES
Deferred rent	69,058	33,452

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 75,000,000 shares authorized, 29,786,224 and 29,627,891 shares issued, 18,751,346 and 18,636,008 shared outstanding, respectively	297,862	296,279
Additional Paid in Capital	40,563,002	39,865,331
Retained Earnings	11,668,829	13,500,853
Treasury stock at cost, - 11,034,878 and 10,991,883 shares, respectively	(20,823,480)	(20,758,012)

TOTAL SHAREHOLDERS’ EQUITY	31,706,213	32,904,451

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	35,435,135	34,706,324

Reconciliation of Net Income to Non-GAAP

EBITDA and Adjusted EBITDA:

	Three Months Ended December 31 Unaudited		Twelve Months Ended December 31 Unaudited
	2016	2015	2016	2015

GAAP Net Income	$(1,159,315)	$23,683	$(1,832,024)	$376,681
Tax Provision/(Benefit)	60,175	52,831	(352,234)	345,940
Depreciation Expense	173,241	120,000	635,861	458,633
Non-GAAP EBITDA	(925,899)	196,514	(1,548,397)	1,181,254
Stock Compensation Expense	266,642	90,000	699,254	312,776
Mergers and Acquisitions Expenses	790,918		1,208,221
Insurance Settlement Gain	(410,000)		(410,000)
Restructuring Charges			51,000	137,000
Non-GAAP Adjusted EBITDA	$(278,339)	$286,514	$78	$1,631,030